Exhibit 10.24

Conformed Version

DATED 14 SEPTEMBER 2004

COMPANHIA DE SEGUROS DE MACAU, S.A.

as Assignor

and

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

ASSIGNMENT OF REINSURANCES

THIS ASSIGNMENT is made on 14 September 2004

BY

(1)	COMPANHIA DE SEGUROS DE MACAU, S.A. whose principal and registered office is at Avenida da Praia Grande, No. 594, Edificio BCM, 11o. andar, the Macau SAR (the “Assignor”) in favour of

(2)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH, as agent and security trustee for and on behalf of the Secured Parties (the “Security Agent”).

WHEREAS

(A)	Wynn Resorts (Macau) S.A. (the “Company”) has effected certain insurances and may, from time to time, effect certain other insurances with the Assignor, including, without limitation, those summarised in Schedule 1 (the “Insurances”).

(B)	By an Assignment of Insurances dated 14 September 2004 (the “Assignment of Insurances”) and made between the Company and the Security Agent, the Company has, inter alia, assigned its right, title and interest to the Insurances (other than any public liability, third party liability, workers compensation and legal liability insurances and any insurance the proceeds of which are payable to employees of the Company) to the Security Agent as agent for the Secured Parties.

(C)	In consideration of the Company effecting the Insurances with the Assignor, the Assignor has agreed to assign to the Security Agent as agent and security trustee for the Secured Parties certain of the Assignor’s right, title and interest, present and future, in and to the facultative reinsurances effected by the Assignor from time to time in relation to its risks under the Insurances (other than any public liability, third party liability, workers compensation and legal liability insurances and any insurance the proceeds of which are payable to employees of the Company) (the “Reinsurances”) as security for the payment of claims under the Insurances.

NOW THIS ASSIGNMENT WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions

In this Assignment:

“Collateral Rights” means all rights, powers and remedies of the Security Agent and the Secured Parties provided by or pursuant to this Assignment or by law.

“Common Terms Agreement” means the common terms agreement dated 14 September 2004 between, among others, the Company, the financial institutions defined therein as the Hotel Facility Lenders, the Project Facility Lenders and the Revolving Credit Facility Lenders and Société Générale Asia Limited as intercreditor agent.

“Deed of Appointment and Priority” means the deed of appointment and priority dated 14 September 2004 and made between, among others, the Company, Société Générale Asia Limited as intercreditor agent, the Security Agent as security agent, the institutions defined therein as Original First Ranking Lenders, Second Ranking Finance Party and Third Ranking Finance Party, as amended, varied, novated and/or supplemented from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region.

“Insolvency Event” means any of the following:

(a)	the Assignor is conclusively unable or expressly admits inability to pay its debts as they fall due or suspends making payments of any of its debts which is due; or

(b)	any action or legal proceedings is taken in relation to:

(i)	the suspension of payments, winding up or dissolution of the Assignor; or

(ii)	the appointment of a liquidator or an administrator or other similar officer in respect of the Assignor.

“Insurance Adviser” means, as the case may be:

(a)	JLT Risk Solutions Asia as the insurance adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letter dated 15 September 2003;

(b)	the insurance adviser acting on behalf of all Senior Secured Creditors according to the scope of work and fees agreed by the Senior Secured Creditors and approved by the Company (such approval not to be unreasonably withheld or delayed) before the CP Satisfaction Date (as defined in the Common Terms Agreement); or

(c)	the insurance adviser appointed by the Intercreditor Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) from time to time after the CP Satisfaction Date (as defined in the Common Terms Agreement) to act on behalf of the Senior Secured Creditors as and when required to advise the Senior Secured Creditors in respect of Projects (as defined in the Common Terms Agreement).

“Macau SAR” means the Macau Special Administrative Region.

“Secured Parties” shall have the meaning given in the Deed of Appointment and Priority.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Senior Secured Creditors” shall have the meaning given in the Common Terms Agreement.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Assignment to:

(a)	the Security Agent, any Secured Party, any Senior Secured Creditor, the Assignor or the Company shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	any document (including, without limitation, this Assignment) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

(c)	a “person” includes any natural person, corporation, partnership, firm, association, government, state or agency of a state or any other entity whether acting in an individual, fiduciary or other capacity;

(d)	to any law is a reference to that law as amended, consolidated, supplemented or replaced from time to time;

(e)	any Clause or Schedule shall be to a clause or schedule contained in this Assignment; and

(f)	any document being in substantially a specified form shall be construed as meaning such document being in the same form as the specified form save for the insertion of information left in blank or typographical errors.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

2.	ASSIGNMENT

2.1	Assignment

In consideration of the Company effecting the Insurances with the Assignor and for other good and valuable consideration (the receipt whereof is hereby acknowledged), as security for the payment of claims under the Insurances and under the conditions stated in Clause 2.2, the Assignor as beneficial owner HEREBY ASSIGNS absolutely unto the Security Agent (as agent and security trustee for and on behalf of the Secured Parties) ALL THAT right, title and interest, present and future, of the Assignor to:-

2.1.1	make and settle any claim (including, without limitation, to take any action, institute any proceedings and enforce or exercise any rights or benefits relating thereto) under or pursuant to the Reinsurances;

2.1.2	all sums paid or payable under the Reinsurances (including the return of all premia upon the cancellation of any of the Reinsurances); and

2.1.3	take any action, including without limitation the payment of premia and, where the Assignor has not issued renewal instructions not less than thirty days before the expiry date of any Reinsurances, the issuance of the relevant renewal instructions, to ensure that the Reinsurances remain in full force and effect,

TO HOLD the same unto the Security Agent and the Secured Parties absolutely. The abovementioned rights are hereinafter referred to as the “Assigned Rights”.

At any time after the expiry of all of the Insurances and the irrevocable payments by the Assignor of all claims made under the Insurances and the satisfaction of all of the Assignor’s other obligations under the Insurances, the Security Agent shall reassign the Assigned Rights to the Assignor and discharge the Security Interests created by this Assignment.

2.2	Enforcement of Assignment

2.2.1	The Assignor shall remain entitled to exercise and enforce the Assigned Rights in its own name until such time as the Security Agent shall notify the Assignor at any time after the occurrence of an Insolvency Event to the contrary.

2.2.2	At any time after the occurrence of an Insolvency Event, the assignment of the Assigned Rights pursuant to Clause 2.1 (Assignment) is immediately enforceable and the Security Agent may, without prior authorisation from any court but with prior notice to the Assignor, in its absolute discretion enforce such assignment.

2.3	Perfection of Security and Further Assurance

2.3.1	The Assignor shall from time to time, at the reasonable request of the Security Agent, do any act, deed or thing or execute all such documents as the Security Agent may reasonably specify to preserve or perfect the security purported to be created over the Assigned Rights under this Assignment or for the exercise of the Collateral Rights or, after the assignment has become enforceable pursuant to Clause 2.2.2, to facilitate the realisation of the Assigned Rights.

2.3.2	The Assignor shall take all such necessary action as is available to it:

(a)	to perfect, protect and maintain the security intended to be conferred on the Security Agent and the Secured Parties by or pursuant to this Assignment; and

(b)	to make all such filings and registrations and to take all such other steps in connection with the creation, perfection, protection or maintenance of any security which it may, or may be required to, create in connection herewith.

2.3.3	The Assignor shall promptly notify the Security Agent of all Reinsurances effected by it from time to time. The Assignor shall, forthwith upon execution of this Assignment in respect of any Reinsurances then in effect and promptly after other Reinsurances are effected after the date of this Assignment, execute and deliver to the relevant reinsurers effecting the Reinsurances a notice of assignment in substantially the form set out in Part 1 of Schedule 2 and shall use all reasonable efforts to either cause each of the relevant reinsurers to acknowledge such notice of assignment in substantially the form set out in Part 2 of Schedule 2 or procure the issuance by the reinsurance broker appointed by it (acceptable to the Security Agent) of a reinsurance broker’s letter of undertaking in substantially the form set out in Part 3 of Schedule 2, or in such other form as may be approved by the Security Agent. Copies of all such notices shall be delivered by the Assignor to the Security Agent.

2.3.4	Unless acknowledgements of notices of assignment have been obtained from each of the relevant reinsurers pursuant to sub-clause 2.3.3 above, the Assignor shall, promptly upon the appointment by it of any other reinsurance broker (who shall be acceptable to the Security Agent), procure the issuance by such reinsurance broker of a reinsurance broker’s letter of undertaking substantially in the form set out in Part 3 of Schedule 2 or in such other form as may be approved by the Security Agent.

2.4	Power of Attorney

2.4.1	The Assignor by way of security irrevocably appoints the Security Agent to be its attorney and in the Assignor’s name and on its behalf and as its act and deed to sign, seal, execute, deliver and perfect all documents and do all things which the Assignor is obliged under this Assignment to do under Clause 2.3.1, Clause 2.3.2 and/or Clause 2.3.3 but has failed to do. The Assignor undertakes to ratify and confirm all things done and documents executed by the Security Agent in the exercise of the power of attorney hereby conferred.

2.4.2	The Assignor is not required to indemnify the Security Agent for any costs incurred by the Security Agent as a result of exercising its power under Clause 2.4.1. The Security Agent shall give notice to the Assignor prior to the exercise of any of the Security Agent’s rights under Clause 2.4.1.

3.	PAYMENT OF PROCEEDS

The parties hereto agree to procure that all moneys hereby assigned and payable in connection with any of the right, title and interest of the Assignor under the Reinsurances shall be forthwith paid directly by the reinsurers in the manner set out in the Appendix to Part 1 of Schedule 2. The Assignor shall irrevocably instruct the reinsurance brokers to procure that the provisions relating to the payment of proceeds of claims under the Reinsurances in the form set out in the Appendix to Part 1 of Schedule 2 shall be duly noted and endorsed upon all slips, cover notes, policies and other instruments of insurance issued or to be issued in connection with the Reinsurances.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties

The Assignor represents and warrants to the Security Agent that:

4.1.1	it is a limited liability company duly established under the laws of the Macau SAR with power to enter into this Assignment and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Assignment has been duly taken;

4.1.2	the obligations expressed to be assumed by it in this Assignment are legal and valid obligations binding on it in accordance with the terms hereof;

4.1.3	the Insurances listed in Schedule 1 are in full force and effect and enforceable in accordance with their respective terms, and it is not aware of any basis on which they may be or become capable of being avoided or invalidated;

4.1.4	except in accordance with the provisions of this Assignment, it has not granted or created and shall not grant, create or permit to exist any Security Interest over its right, title and interest in the Reinsurances;

4.1.5

under the laws of the Macau SAR in force at the date hereof, the claims of the Security Agent and the other Secured Parties against it shall rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application; and

4.1.6	it has obtained all the necessary approvals (if any) of the relevant authorities for the execution by it of this Assignment, performance by it of its obligations hereunder and the exercise by the Security Agent of its rights hereunder.

4.2	Further representations

The Assignor further represents to the Security Agent that:

4.2.1	no corporate action nor any other steps have been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or its assets or any part thereof;

4.2.2	its execution of this Assignment and the exercise of its rights and performance of its obligations hereunder do not:

(a)	conflict with its constitutive documents and rules and regulations; or

(b)	so far as it is aware, conflict with any applicable law, regulation or official or judicial order; and

4.2.3	its execution of this Assignment and its exercise of its rights and performance of its obligations hereunder shall constitute non-governmental and commercial acts done and performed for non-governmental and commercial purposes.

5.	FURTHER UNDERSTANDINGS

5.1	It is further agreed that notwithstanding the assignment of the Assigned Rights pursuant to Clause 2.1 (Assignment), but without prejudice to the instructions relating to the payment of proceeds as set out in the Appendix to Part 1 of Schedule 2:

5.1.1	the Security Agent may but shall not be obliged to make any reasonable inquiry as to the nature or sufficiency of any payment under the Reinsurances, or, at any time after the occurrence of an Insolvency Event, to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Security Agent or to which the Security Agent may be entitled hereunder; and

5.1.2

the Assignor shall remain fully liable under the Insurances and the Reinsurances to perform all the conditions and obligations provided in the Insurances and the Reinsurances to be observed and performed by it (including, without limitation, the obligation to collect from the Company all premia under the Insurances and to pay all premia to the reinsurers under the Reinsurances). Neither this Assignment nor the receipt by the Security Agent or any other Secured Party of any payment pursuant hereto shall cause the Security Agent or any other Secured Party to be under any obligation or liability under the Insurances or the Reinsurances or in respect of the Company’s or the Assignor’s failure to perform its obligations thereunder. The Assignor shall keep the Security Agent fully indemnified from and against all costs, expenses and liabilities which the Security Agent incurs as a result of the Assignor failing to perform the conditions and obligations to be performed by it under the Reinsurances.

6.	INFORMATION

The Assignor shall at all times keep accurate and complete records of the Reinsurances and shall provide certified copies thereof to the Security Agent promptly upon request. The Security Agent may request any other relevant information from the Assignor in respect of the Insurances and the Reinsurances, and the Assignor shall supply such information reasonably requested within a reasonable time to the Security Agent.

7.	MISCELLANEOUS

7.1	Continuing Security

It is understood and agreed by the Assignor that the assignment by it of its proprietary rights in the Assigned Rights (including the moneys receivable thereunder) is a continuing security for the payment of amounts which may now or hereafter from time to time be owing by the Assignor in respect of the Insurances.

7.2	Partial Invalidity

If, at any time, any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Assignment nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Assignment is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

8.	CHANGES TO THE PARTIES

8.1	The Assignor may not assign or transfer any or all of its rights (if any) and/or obligations under this Assignment.

8.2	The Security Agent may:

(a)	assign all or any of its rights under this Assignment; and

(b)	transfer all or any of its obligations (if any) under this Assignment,

to any successor Security Agent in accordance with the provisions of the Deed of Appointment and Priority, provided that it is acknowledged that such assignment or transfer shall not in any way prejudice the priority of the security constituted by this Assignment (which shall be assigned to such successor Security Agent pursuant to the terms of the Deed of Appointment and Priority). Upon such assignment and transfer taking effect, the successor Security Agent shall be and be deemed to be acting as agent and security trustee for the Secured Parties for the purposes of this Assignment and in place of the former Security Agent.

8.3

Subject to the relevant provisions of the Finance Documents (as defined in the Deed of Appointment and Priority), each Secured Party may assign all or any of its rights under this Assignment (whether direct or indirect) in accordance with the provisions of the Finance

Documents (as defined in the Deed of Appointment and Priority). It is acknowledged that none of the Finance Parties (as defined in the Deed of Appointment and Priority) has or shall have any obligation under this Assignment.

8.4	The Assignor irrevocably and unconditionally confirms that:

(a)	it consents to any assignment or transfer by any Secured Party of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

(b)	it shall continue to be bound by the terms of this Assignment, notwithstanding any such assignment or transfer; and

(c)	the assignee or transferee of such Secured Party shall acquire an interest in this Assignment upon such assignment or transfer taking effect.

8.5	The Security Agent may resign in accordance with Clause 17.1 (Resignation of the Security Agent) of the Deed of Appointment and Priority and the Assignor agrees to the terms of Clause 17.1 (Resignation of the Security Agent) of the Deed of Appointment and Priority.

9.	NOTICE

9.1	Each communication to be made under this Assignment shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

9.2	Any communication, document or demand to be made or delivered by one person to another pursuant to this Assignment shall:

(a)	if by way of fax (unless that other person has by 5 Business Days’ notice to the other specified another number) be made to such other person to the fax number identified with its signature below and shall be deemed to have been received when transmission has been completed; and

(b)	if by way of letter (unless that other person has by 5 Business Days’ notice to the other specified another address) be delivered to that other person at the address identified with its signature below and shall be deemed to have been delivered when left at that address or, as the case may be, 10 days after being deposited in the post postage prepaid in an envelope addressed to it at that address, provided that any communication or document to be delivered to the Security Agent shall be effective only if the same is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or such other department or officer as the Security Agent shall from time to time specify to the Assignor in writing for this purpose).

9.3	English language

9.3.1	Any notice given under or in connection with this Assignment must be in English.

9.3.2	All other documents provided under or in connection with this Assignment must be:

(a)	in English; or

(b)	if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

10.	COUNTERPARTS

This Assignment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.	LANGUAGE

The English language is the only official and recognised language of this Assignment. If for any reason a translation of this Assignment is required, such translation shall in the event of any dispute in meaning be secondary to the original English version which shall take precedence.

12.	EFFECTIVENESS

This Assignment shall become effective on the date of execution by the parties hereto.

13.	GOVERNING LAW

This Assignment is governed by and to be construed in accordance with laws of Hong Kong.

14.	ENFORCEMENT

14.1	The courts of Hong Kong have jurisdiction to settle any disputes (a “Dispute”) arising out of, or in connection with this Assignment (including without limitation a dispute regarding the existence, validity or termination of this Assignment or the consequences of its nullity).

14.2	The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

14.3	This Clause 14.3 is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in the courts of Macau SAR. To the extent allowed by law, the Security Agent may take concurrent proceedings in Macau SAR and Hong Kong.

14.4	The Assignor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on Law Debenture Corporation (H.K.) Limited. If the appointment of the person mentioned in this Clause 14.4 ceases to be effective, the Assignor shall immediately appoint another person in Hong Kong to accept service of process on its behalf in Hong Kong. If the Assignor fails to do so (and such failure continues for a period of not less than 14 days), the Security Agent shall be entitled to appoint such a person by notice to the Assignor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 14.4 applies to Proceedings in Hong Kong and to Proceedings elsewhere.

14.5	The Assignor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

14.5.1	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

14.5.2	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

IN WITNESS WHEREOF this Assignment has been signed on behalf of the Security Agent and executed as a deed by the Assignor and is intended to be and is hereby delivered by the Assignor as a deed on the date specified above.

EXECUTION PAGE

The Assignor

SIGNED, SEALED and DELIVERED	)
as a DEED by José Laurindo Reina da Costa	)
and Cheung Ming Sai, Ivan	)	José Laurindo Reina da Costa	L.S.
for and on behalf of	)
COMPANHIA DE SEGUROS DE	)
MACAU, S.A.	)	Cheung Ming Sai, Ivan	L.S.
in the presence of:	)

Frances Wong

Name of Witness:	Frances Wong

Address of Witness:	29/F, Jardine House One Connaught Place Hong Kong

Address:	Avenida da Praia Grande, No. 594, Edificio BCM, 11o. andar, Macau SAR

Fax:	(853)551074

Attention:	Tina Ngai (Reinsurance Manager)

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	David Gore	Sun Peng Lui

Address:	42/F Edinburgh Tower 15 Queen’s Road Central Hong Kong

Telephone:	(852) 2166-5671/(852) 2166-5430/(852) 2166-5665

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Raymond Fung/ Sara Wong

Risk & Agency